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                                                                    EXHIBIT 99.1

*LL&E-ROYALTY TRUST

LL&E ROYALTY TRUST

JPMORGAN CHASE BANK, N.A. - TRUSTEE                      NEWS
                                                        RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS (October 17, 2005) -- LL&E Royalty Trust (NYSE SYMBOL-LRT) announced today that it has received preliminary assessments regarding damage from Hurricanes Katrina and Rita to production facilities for properties in which the Trust has an interest. At the same time, the Trust also received information relating to the operational status of properties in which the Trust has an interest that were not affected by Hurricanes Katrina or Rita. As described in more detail below, all of the information in this press release was provided to the working interest owner by the various operators of the properties in which the Trust has an interest, and was then provided to the Trust by the working interest owner. The working interest owner, Burlington Resources, is not the operator of any of the properties discussed in this press release, and relies on the various operators for information regarding the operational status of the various properties.

The Trust has interests in properties referred to in the Trust's periodic filings with the SEC as "Jay Field", "South Pass 89" and "Offshore Louisiana", as well as the "Fee Lands Royalties" described in the Trust's filings. Hurricanes Katrina and Rita affected the operational status of properties included in the Offshore Louisiana and South Pass 89 groups of properties. Hurricane Dennis and Tropical Storm Cindy affected the operational status of the gas plant at Jay Field.

OFFSHORE LOUISIANA

The Trust has been informed that the platform for South Marsh Island 76 was heavily damaged during Hurricane Rita, and that the operator, Chevron, has not yet provided repair cost or time estimates to the working interest owner. The working interest owner cautioned the Trust that it is possible that the operator may determine to plug and abandon the property rather than repair the platform and facilities.

The Trust has also been informed that Vermillion 331, which is operated by Energy Resource Technology, was damaged by Hurricane Rita and is shut in. The operator has not yet provided an estimate of repair costs to the working interest owner, but has estimated that the repairs will take approximately three to five weeks to complete.

The Trust has also been informed that Eugene Island 261, which is operated by Houston Exploration, was damaged by Hurricane Rita. Repair costs are not yet available from the operator. The property is currently shut-in due to the gas export line and the operator expects to be back on line in four to six weeks.

The Trust has been informed that the platform for East Cameron 195 was heavily damaged during Hurricane Rita. East Cameron 195 was not a significant producer, and had been shut in by the operator, Maritech, prior to Hurricane Rita and had been approved for abandonment. The damage resulting from Hurricane Rita is likely to result in an increase in the abandonment costs.

During the first six months of 2005, Offshore Louisiana accounted for approximately sixty-eight percent (68%) of the total royalties paid to the Trust.

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SOUTH PASS 89

The Trust has been informed that both the B platform and the C platform at South Pass 89, which is operated by Marathon, were damaged by Hurricane Katrina, but the operator has not yet provided a time estimate for repair to the working interest owner. The operator has informed the working interest owner that the operator has begun preliminary safety-related repairs and analyses on the B platform, and has just completed an underwater damage assessment, but that the operator has not yet released the results of the underwater assessment to the working interest owner. The operator has further informed the working interest owner that the operator has begun repairs on the C platform. During the first six months of 2005, South Pass 89 accounted for less than four percent (4%) of the total royalties paid to the Trust.

JAY FIELD

The Trust has also been informed that the Jay Field gas plant has been shut in as a result of damage resulting from Hurricane Dennis and Tropical Storm Cindy, which was repaired by the first week of October. A non-storm problem affecting a trunk line, the repair of which is expected to be completed before the end of October, affects about 25% of production from Jay Field. The operator, ExxonMobil, has informed the working interest owner that it anticipates that Jay Field will be fully operational by the end of October. During the first six months of 2005, Jay Field accounted for approximately twenty-four percent (24%) of the total royalties paid to the Trust.

OTHER INFORMATION

The information provided above regarding the approximate amounts of the total royalties paid to the Trust from production at the various groups of properties in which the Trust has an interest is provided solely to help investors evaluate the significance of the damage to the production facilities affecting the properties in which the Trust has an interest. Although the Trust cannot predict the effects of the matters described in this press release with any degree of precision, it appears highly likely that distributions to the Trust will be reduced significantly for a period of time.

Burlington Resources, which is the working interest owner of the properties in which the Trust has an interest, cautioned the Trust that Burlington Resources is not the operator of any of the properties in which the Trust has an interest, and that consequently all of the operational information provided in this press release is based on information provided to Burlington Resources preliminarily and informally by the operators of the various properties. Burlington Resources further cautioned the Trust that it has been informed that the operational information provided herein is based on the respective operators' preliminary assessments of the damage to the production facilities, that the assessments are ongoing, and that the assessments of damage, the predictions of the likelihood of repairs and time necessary to complete any such repairs, the decisions to repair or abandon facilities, and all other estimates remain subject to change.

In addition to the matters discussed herein, the extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, timing and extent of capital expenditures.

FORWARD LOOKING STATEMENTS

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include the extent of the estimated damages to the production facilities for the properties in which the Trust has an interest, the amount of time that may be necessary to complete repairs to the production facilities, the intentions of the

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operators of the respective properties to repair or abandon or take other action with respect to any such properties, and the effects of the matters discussed herein on distributions to the Trust or to unit holders. An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust's Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and all of its other filings with the Securities and Exchange Commission. The Trust's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

CONTACT:  LL&E ROYALTY TRUST
          JPMORGAN CHASE BANK, N.A., AS TRUSTEE
          MIKE ULRICH
          (800) 852-1422
          WWW.BUSINESSWIRE.COM/CNN/LRT.HTM